FOR IMMEDIATE RELEASE     CONTACTS:           Jeff Witham
                                              Corporate Communications
                                              404-876-3361, Ext. 8527
                                              E-Mail: jwithem@anacomp.com

                                              Nancy Vandeventer
                                              Investor Relations
                                              800-350-3044
                                              E-Mail: nvadeventer@anacomp.com

                    ANACOMP RELEASES SECOND QUARTER RESULTS,
                 ANNOUNCES FORMAL APPROVAL OF CONFIRMATION PLAN

ATLANTA, GEORGIA, May 20, 1996 -- Anacomp today released second quarter financial results for the period ended March 31, 1996 and also announced formal approval of its Chapter 11 confirmation plan.

Operating income (income before interest, other income, reorganization items, and income taxes) for the second quarter of fiscal 1996 was $17.3 million, a $1.0 million increase from the first quarter's performance and a 33% increase from the same period in fiscal 1995. Earnings before interest, other income, reorganization items, and taxes, plus depreciation and amortization ("EBITDA") was $23.7 million, a slight increase from the first quarter's performance and a 10% increase from the same period in fiscal 1995.

Offsetting the strong second quarter operating income was $20.5 million of reorganization-related costs and write-offs, which contributed to a net loss for the quarter. These write-offs are required by generally accepted accounting principles ("GAAP") as a result of Anacomp's Chapter 11 filing on January 5, 1996. The Company recorded a net loss in the second quarter of $10.7 million, or 23 cents per share, on revenues of $125.9 million. That corresponds to a loss of $8.2 million, or 18 cents per share, on revenues of $151.5 million in the same period the previous year. The decline in revenues was expected and was primarily the result of downsized and discontinued product lines. Selling, general, and administrative expenses in the second quarter decreased 38% from the same quarter in fiscal 1995 as a result of the company's cost-cutting initiatives over the last year.

In an unrelated development, the U.S. Bankruptcy Court in Delaware today signed Anacomp's final confirmation order, clearing the way for the Company's emergence from Chapter 11 in about two weeks. The court on Friday approved Anacomp's plan of reorganization.

In accordance with GAAP, interest on the subordinated debt subsequent to the Chapter 11 filing was not expensed during the second quarter and is the principle reason for the significant reduction in interest expense for the quarter. Under the plan of reorganization, Anacomp's debt obligations and, accordingly, interest expense will be substantially reduced following the restructuring. If the plan had been effective at the beginning of the second quarter, interest expense would have amounted to approximately $10.8 million.

"We're very pleased with our second quarter results," noted P. Lang Lowrey, Anacomp's president and chief executive officer. "Although our financial restructuring makes it a little difficult to decipher what all the numbers mean, the fact is that operating income, EBITDA, and cash flows continue to improve. Most importantly, we're tracking to our business plan."

Anacomp is a leading provider of multiple-media data management solutions, delivering cost-effective strategies that incorporate micrographic, digital, and magnetic output media.

                                       ###

All of Anacomp's news releases are distributed through PR Newswire, an international wire service that can be accessed through the Internet (http://www.prnewswire.com) or numerous on-line providers. Recent news releases and quarterly reports also are available through Anacomp's home page on the World Wide Web (http://www/anacomp.com) as well as Anacomp's Company News-On-Call servicer (800-758-5804, ext. 054532).



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


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
Anacomp, Inc. and Subsidiaries (Debtor-in-possession)


                                                               Three months ended             Six months ended
(Dollars in thousands, except per share amounts)                   March 31,                     March 31,
                                                          ----------------------------- -----------------------------

                                                              1996           1995           1996           1995
- --------------------------------------------------------- -------------- -------------- -------------- --------------
Revenues:
     Services provided...............................       $ 48,262        $ 55,956      $ 99,190        $110,836
     Equipment and supply sales......................         77,649          95,533       156,986         192,465
                                                             -------         -------       -------         -------
                                                             125,911         151,489       256,176         303,301
                                                             -------         -------       -------         -------

Operating costs and expenses:
     Costs of services provided......................         26,687          30,971        54,525          60,752
     Costs of equipment and supplies sold............         58,813          69,952       120,574         142,810
     Selling, general and administrative expenses....         23,148          37,562        47,595          68,842
                                                             -------     -----------    ----------     -----------


                                                             108,648         138,485       222,694         272,404
                                                          ----------     -----------    ----------     -----------

Income before interest, other income, reorganization
     items and income taxes..........................         17,263          13,004        33,482          30,897
                                                          ----------     -----------    ----------     -----------

Interest expense and fee amortization (contractual
     interest for the three months and six months
     ending March 31, 1996 is $14,732 and $29,804,
     respectively)...................................        (5,499)        (16,051)      (23,785)        (34,000)
Interest Income......................................           431             608           932           1,083
Cost of withdrawn refinancing........................            --          (3,000)           --          (3,000)
Other income (expense)...............................            24          (1,125)         6,644           (963)
                                                          ----------     -----------    ----------     -----------
                                                             (5,044)        (19,568)      (16,209)        (36,880)
                                                          ==========     ===========    ==========     ===========

Income (loss) before reorganization items and income
     taxes...........................................         12,219         (6,564)        17,273         (5,983)
                                                          ----------     -----------    ----------     -----------

Reorganization Items:
     Write-off of deferred debt issue costs and
       discounts.....................................       (17,551)             --       (17,551)             --
     Financial restructuring costs...................        (3,135)             --        (5,936)             --
     Interest earned on accumulated cash resulting
       from Chapter 11 proceedings...................           236              --           236              --
                                                          ----------     -----------    ----------     ----------
                                                            (20,450)             --       (23,251)             --
                                                          ----------     -----------    ----------     ----------

Loss before income taxes.............................        (8,231)         (6,564)       (5,978)         (5,983)
Provision for income taxes...........................         2,500           1,100         3,700           1,400
                                                          ----------     -----------    ----------     ----------

Net loss.............................................       (10,731)         (7,664)       (9,678)         (7,383)

Preferred Stock dividends and discount accretion.....            --              539           540           1,079
                                                          ----------     -----------    ----------     -----------
Net loss available to common stockholders............      $(10,731)       $( 8,203)     $(10,218)       $ (8,462)
                                                          ==========     ===========    ==========     ===========

Net loss per common and common equivalent share......        $ (.23)         $ (.18)       $ (.22)         $ (.18)
                                                          ==========     ===========    ==========     ===========
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